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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                June 3, 2003

For further information contact:                     Pamela G. Boone
                                                     Vice President Finance, CFO
                                                     636-733-1600

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                 MAVERICK TUBE CORPORATION ANNOUNCES PRICING OF
          $100 MILLION OF 4% CONTINGENT CONVERTIBLE SENIOR SUBORDINATED
                                 NOTES DUE 2033

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         St. Louis, June 3, 2003 - Maverick Tube Corporation (NYSE: MVK) today announced the pricing of $100 million of its 4% contingent convertible senior subordinated notes due 2033, plus up to an additional $20 million of the notes that may be issued to the initial purchasers to cover over-allotments. The net proceeds of this offering will be used to reduce outstanding debt under Maverick's existing senior credit facility. The delivery of the notes is expected to occur on June 9, 2003.

         The notes will pay interest semi-annually at the rate of 4% per annum and, under certain circumstances, will bear contingent interest. The notes will be convertible into shares of Maverick common stock at an initial conversion rate of 34.2583 shares of Maverick common stock per $1,000 principal amount of notes, representing a conversion price of $29.19 per common share. However, the notes are only convertible if our common stock trades at 120% of the conversion price then in effect for twenty consecutive trading days and under certain other limited circumstances. The notes will be general unsecured obligations of Maverick and will be subordinated to its present and future senior indebtedness.

         Maverick will have the right to redeem the notes after June 15, 2008, but before June 15, 2011, at a redemption price equal to par plus accrued interest, if any, if the closing price of our common stock has exceeded 130% of the conversion price then in effect over twenty consecutive trading days. However, on and after June 15, 2011, this minimum stock price requirement will not be applicable. Holders of the notes will have the right to require Maverick to repurchase all or some of their notes on June 15, 2011, 2013, 2018, 2023 and 2028 at a price equal to par plus accrued interest, if any, payable in cash. Holders of the notes will also have the right to require Maverick to purchase all or some of their notes at a cash purchase price equal to par plus accrued interest, if any, upon the occurrence of certain change of control events that occur prior to June 15, 2011.

         This news release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any shares of Maverick common stock. Any offers of the notes will be made exclusively by means of a private offering memorandum to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933. The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold absent registration under, or an applicable exemption from, the registration requirements of the Securities Act of 1933 and applicable state securities laws.


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         Certain statements in this news release that refer to future events or other non-historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties, including those relating to whether or not Maverick will consummate the offering and relating to other risks and uncertainties detailed in Maverick's filings with the Securities and Exchange Commission. These forward-looking statements are based on estimates and assumptions believed by management of Maverick to be reasonable; however, they are inherently uncertain and difficult to predict. Actual results or experience could differ materially from the forward-looking statements.